Exhibit 99.1



VALENCE TECHNOLOGY, INC.


COMPANY CONTACTS:
Lynette Holsapple                               Emilie Harris
Pierpont Investor Relations                     Lois Paul & Partners
Investor Relations Manager                      Media Relations Account Manager
(214) 557-9717                                  (512) 638-5321


              VALENCE TECHNOLOGY REPORTS FINANCIAL RESULTS FOR THE
                          THIRD QUARTER OF FISCAL 2007

AUSTIN, TEXAS - FEBRUARY 6, 2007 - Valence Technology Inc. (NASDAQ:VLNC), providers of Saphion(R) energy storage systems, the industry's first commercially available, safe, large-format lithium-ion phosphate rechargeable batteries, today reported results for the three-month period ending December 31, 2006.

THIRD QUARTER HIGHLIGHTS:

     o Strengthened sales force by hiring two battery veterans for the United States and one for Europe.

     o Improved gross margin as a percentage of sales by 4 percent over third quarter of fiscal year 2006.

     o    Decreased operating cash flow by 44 percent year-over-year.

     o Reduced net loss available to common stockholders by 16 percent compared to third quarter of fiscal 2006.

     FINANCIAL RESULTS Valence Technology reported revenues of $2.3 million, compared to $6.4 million in the previous quarter and $4.8 million for the third fiscal quarter of 2006. The substantial decrease in revenue is due to a rescheduled shipment of Segway battery packs and a temporary shortage of key components. The Company expects to recognize revenue from this particular order by the end of fiscal 2007.

Net loss for the third quarter of fiscal 2007 was $6.0 million or ($0.06) per share, compared to a net loss of $4.8 million or ($0.05) per share for the previous quarter, and a net loss of $7.1 million or ($0.08) per share for the third fiscal quarter of 2006.

Large-format battery systems sales represented 62 percent of the sales mix, compared to 59.0 percent in the same quarter of fiscal year 2006.

"While quarterly results are disappointing, I am pleased with the substantial progress the company has made to decrease overhead, lower material costs, improved yields, and reduce scrap as a result of powder manufacturing process improvements," said Dr. James R. Akridge, president and chief executive officer of Valence Technology. "We persistently identify and implement strategic measures to ensure better results; these efforts will ultimately drive growth in revenue."

SPECIFIC GUIDANCE FOR THE FOURTH QUARTER OF FISCAL 2007
The revenue forecast for the fourth quarter of fiscal 2007 will be in the range of $4.0 to $6.0 million. Some of the expected increase in revenue is a result of Segway orders that were scheduled to ship in the third quarter, but were postponed to the fourth quarter.


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THIRD QUARTER FINANCIAL RESULTS CONFERENCE CALL AND WEBCAST
The Valence management team will host a conference call and live webcast to discuss the third quarter of fiscal year 2007 financial results beginning at 3:00 p.m. CST on Tuesday, February 6, 2007. To participate in the conference call by telephone, please call (800) 289-0529 at approximately 2:45 p.m. CST. Please provide the following ID Number: 2810624. A telephonic replay will be available from 5:00 p.m. CST on Tuesday, February 6, 2007, through 11:59 p.m. CST on Tuesday, February 13, 2007. To access the replay, please call (719) 457-0820 and enter the following ID Number: 2810624.

ABOUT VALENCE TECHNOLOGY INC.
Valence Technology develops and markets intelligent battery systems using its Saphion(R) technology, the industry's first commercially available, safe, large-format Lithium-ion phosphate rechargeable battery technology. Valence Technology holds an extensive, worldwide portfolio of issued and pending patents relating to its Saphion technology and lithium-ion phosphate rechargeable batteries. The company has facilities in Austin, Texas, Las Vegas, Nevada, Mallusk, Ireland, and Suzhou and Shanghai, China. Valence Technology is traded on the NASDAQ Capital Market under the symbol VLNC and can be found on the Internet at www.valence.com.

SAFE HARBOR STATEMENT
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our statements that we are positioned to realize better execution, improve gross margins, continue to reduce production costs and expenses, realize a strong year in both customer orders and revenue and our financial Guidance. Actual results may vary substantially from these forward-looking statements as a result of a variety of factors. Among the important factors that could cause actual results to differ are: the impact of our limited financial resources on our ability to execute on our business plan and the need to raise additional debt or equity financing to execute on that plan; our uninterrupted history of quarterly losses; our ability to service our debt, which is substantial in relationship to our assets and equity values; the pledge of all of our assets as security for our existing indebtedness; the rate of customer acceptance and sales of our products; the continuance of our relationship with a few existing customers, which account for a substantial portion of our current and expected sales in the upcoming year; the level and pace of expansion of our manufacturing capabilities; the level of direct costs and our ability to grow revenues to a level necessary to achieve profitable operating margins in order to achieve break-even cash flow; the level of our selling, general and administrative costs; any impairment in the carrying value of our intangible or other assets; our execution on our business strategy of moving our operations to Asia and our ability to achieve our intended strategic and operating goals; the effects of competition; and general economic conditions. These and other risk factors that could affect actual results are discussed in our periodic reports filed with the Securities and Exchange Commission, including our Report on Form 10-K for the year ended March 31, 2006, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.


                                       ###




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                    VALENCE TECHNOLOGY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                         December 31, 2006           March 31, 2006
                                                                       -----------------------     -------------------
ASSETS
Current assets:
      Total current assets                                                     $      14,663           $       8,292
                                                                       -----------------------     -------------------
   Total assets                                                                $      18,312           $      11,632
                                                                       -----------------------     -------------------

Liabilities, Preferred Stock and Stockholders' Deficit
Current liabilities:
      Total current liabilities                                                $       7,231           $      12,542
                                                                       -----------------------     -------------------
   Total liabilities                                                                  77,060                  79,234
                                                                       -----------------------     -------------------

   Redeemable convertible preferred stock                                              8,610                   8,610
                                                                       -----------------------     -------------------

   Total stockholders' deficit                                                       (67,358)                (76,212)
                                                                       -----------------------     -------------------

   Total liabilities, preferred stock and stockholders' deficit                $      18,312           $      11,632
                                                                       =======================     ===================


                    VALENCE TECHNOLOGY, INC. AND SUBSIDIARIES
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                    (in thousands, except per share amounts)

                                                Three Months Ended                         Nine Months Ended
                                                   December 31,                              December 31,
                                      ---------------------------------------    --------------------------------------

                                            2006                 2005                  2006                 2005
                                      -----------------    ------------------    ------------------    ----------------


Total revenues                            $      2,318           $    4,819             $  11,862          $   13,742

Gross margin profit (loss)                        (464)              (1,152)                  638              (4,900)

Operating loss                                  (4,458)              (5,670)              (11,759)            (19,628)

Net loss available to common
stockholders                              $     (5,962)          $   (7,106)            $ (16,388)         $  (23,357)
                                      =================    ==================    ==================    ================

Net loss per share available to
common stockholders                       $      (0.06)          $    (0.08)            $   (0.17)         $    (0.26)
                                      =================    ==================    ==================    ================



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